Exhibit 99.1

Endo Appoints M. Christine Smith, Ph.D. to Board of Directors

DUBLIN, July 29, 2020 -- Endo International plc (NASDAQ: ENDP) today announced that its Board of Directors has appointed Christie Smith, Ph.D. to serve as a non-executive director, effective July 29, 2020. Most recently, Dr. Smith served as the Global Vice President for Inclusion and Diversity at Apple. Dr. Smith has also been appointed to Endo’s Compensation and Nominating & Governance Committees and becomes the seventh independent director on Endo’s nine member Board.
“We are pleased to welcome Dr. Smith, a highly respected executive leader, to the Endo Board of Directors,” said Paul Campanelli, Endo’s Chairman of the Board. “She has a solid background in the life sciences industry as well as significant human capital, strategy development, leadership, and data and analytics experience. We look forward to Dr. Smith’s contributions in support of Endo’s goal to develop and deliver life-enhancing products.”
Blaise Coleman, President and Chief Executive Officer of Endo added, “Dr. Smith’s areas of expertise and impressive background, including extensive diversity, equality and inclusion experience, will enable her to make a significant contribution to Endo’s future success.”
Dr. Smith served as the Global Vice President for Inclusion and Diversity at Apple from 2017 to 2020. In 2017, prior to joining Apple, Dr. Smith served as interim head of human resources at Grail, a start-up cancer detection company, where she was responsible for creating the human resources function and accelerating talent acquisition and growth. From 2001 to 2017, Dr. Smith held various leadership roles within Deloitte, including Regional Managing Partner and head of the human capital and life sciences practices. Between 2010 and 2017, she was a member of Deloitte’s executive leadership team, responsible for defining and implementing the firm’s strategy and business, operations and international expansion plans for both industry sectors through a period of accelerated growth and expansion within the BRIC countries and the EMEA region.
Dr. Smith holds a Bachelor of Arts from Loyola College in Baltimore, a Masters in Social Work from Rutgers University and a Doctorate from New York University.

About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused specialty branded and generics pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements by Mr. Campanelli and Mr. Coleman other statements regarding changes to the Board of Directors. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption "Risk Factors" in Endo's Form 10-K, Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo's future results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; media.relations@endo.com
Investors: Pravesh Khandelwal, (845)-364-4833; relations.investor@endo.com

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